UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMERICAN EQUITY

INVESTMENT LIFE HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Iowa	42-1447959
(State of incorporation or organization)	(IRS Employer Identification No.)

6000 Westown Parkway West Des Moines, Iowa	50266
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Depositary Shares, each representing a 1/1,000th interest in a share of 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A	New York Stock Exchange

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is to become effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-233544

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                                         Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A, par value $1.00 and $25,000 liquidation preference per share of American Equity Investment Life Holding Company (the “Registrant”) (the “Preferred Stock”). Incorporated by reference herein are the descriptions of the Depositary Shares and the underlying Preferred Stock contained under the headings “Description of the Depositary Shares” and “Description of the Series A Preferred Stock”, respectively, in the Registrant’s prospectus supplement, dated November 14, 2019, to the prospectus, dated August 30, 2019, included in the Registrant’s registration statement on Form S-3ASR (File No. 333-233544), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Depositary Shares are expected to be listed on the New York Stock Exchange.

Item 2.                                                         Exhibits.

3.1

Articles of Incorporation of the Registrant, including Articles of Amendment (incorporated by reference to Exhibit 3.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form 10, filed on July 22, 1999, File No. 000-25985).

3.2	Articles of Amendment to the Articles of Incorporation, including the Certificate of Designations with respect to the Preferred Stock of the Registrant.

3.3	Third Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 2, 2008 File No. 001-31911).

4.1

Form of Deposit Agreement, among the Registrant, Computershare Inc. and Computershare Trust Company, N.A., jointly as Depositary, the other parties thereto and the holders from time to time of receipts issued thereunder.

4.2	Form of Depositary Receipt (included in Exhibit 4.1 hereto).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 20, 2019	AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

/s/ Renee D. Montz
	Name:	Renee D. Montz
	Title:	Executive Vice President, General Counsel and Corporate Secretary

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